EXHIBIT 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS FIRST QUARTER 2009 RESULTS

AUSTIN, Texas – May 7, 2009 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended March 31, 2009.

Financial Highlights

For the first quarter ended March 31, 2009:

▪	Revenues decreased 11% to $51.3 million from $57.3 million during the first quarter of 2008;
▪	Services revenue, excluding reimbursable expenses, decreased 14% to $45.0 million from $52.1 million during the first quarter of 2008;
▪	Earnings per share on a fully diluted basis decreased 70% to $0.03 from $0.10 per share during the first quarter of 2008;
▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis decreased 35% to $0.11 from $0.17 per share during the first quarter of 2008;
▪	Net income decreased 70% to $0.9 million from $3.1 million during the first quarter of 2008;
▪
EBITDA (a non GAAP measure; see attached schedule which reconciles to GAAP net income) decreased 58% to $2.8 million from $6.8 million during the first quarter of 2008. EBITDA included GAAP non-cash stock compensation expense of approximately $2.5 million and $2.3 million in the first quarter of 2009 and 2008, respectively;

▪
Gross margin for services revenue, excluding reimbursable expenses and stock compensation expense, was 30.5% compared to 34.7% in the first quarter of 2008.  The decline in gross margins is primarily the result of the decline in revenues and lower utilization rates;

▪	The Company continued to generate strong operating cash flow during the first quarter and increased cash on hand by $2.0 million to a March 31, 2009 balance of $24.9 million; and
▪
The Company repurchased 625,000 shares of its stock during the quarter at a cost of $2.8 million.  Since the end of the quarter we have purchased an additional 225,000 shares bringing the total shares purchased to date to 2,698,300 shares at a total cost of $13.3 million.

“During the first quarter, Perficient continued to execute well in a challenging market,” said Jack McDonald, Perficient’s chairman and chief executive. “Earnings were in-line and revenues exceeded the consensus analyst estimate and came in near the high end of our guidance. Strong cash flow generation allowed us to continue to build our balance sheet even while repurchasing shares.”

“Perficient’s pipeline remains strong and we are pleased with the additions to our client roster. While the near future will remain challenging, we expect that as client confidence returns many of the projects on hold will move forward,” said Jeffrey Davis, Perficient’s president and chief operating officer. “Making adjustments to preserve margins and generate cash and delivering value to our clients remain our key priorities.”

Other First Quarter 2009 Highlights

Among other achievements during the first quarter, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including: Blue Cross Blue Shield Florida, Intertek, Lexmark International, Kaiser Permanente, Oncor Electric Delivery, Policy Studies, Safeway, and many others;

-- Enhanced its leadership and corporate governance by expanding its Board of Directors to include technology industry veteran John S. Hamlin and financial markets expert David D. May; and

-- Was recognized as a ‘Top 10 Consulting Firm’ by Consumer Goods Technology magazine.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The company expects its second quarter 2009 services and software revenue, including reimbursed expenses, to be in the range of $43.0 million to $46.0 million, comprised of $41.8 million to $43.9 million of revenue from services including reimbursed expenses and $1.2 million to $2.1 million of revenue from sales of software.

Conference Call Details
Perficient will host a conference call regarding first quarter 2009 financial results today at 9:00 a.m. EST.

WHAT: Perficient First Quarter 2009 Results
WHEN: Thursday, May 7, 2009, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-679-8018 (U.S. and Canada) 617-213-4845 (International)
PARTICIPANT PASSCODE: 92728206
REPLAY TIMES: Thursday, May 7, 2009, at 11:00 a.m. EST, through Thursday, May 14, 2009
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 88771637

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of 19 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2009.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended March 31, 2009.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share information)

	Three Months Ended March 31,
	2009	2008

Revenue
Services	$44,980	$52,100
Software and hardware	3,919	1,684
Reimbursable expenses	2,393	3,539
Total revenue	51,292	57,323

Cost of revenue
Project personnel costs	30,152	32,997
Software and hardware costs	3,607	1,469
Reimbursable expenses	2,393	3,539
Other project related expenses	1,123	1,050
Stock compensation	678	706
Total cost of revenue	37,953	39,761

Gross margin	13,339	17,562

Selling, general and administrative	8,726	9,160
Stock compensation	1,785	1,600
	2,828	6,802

Depreciation	475	538
Amortization	1,111	1,217
Income from operations	1,242	5,047

Interest income, net of interest expense	98	108
Other income	176	48
Income before income taxes	1,516	5,203
Provision for income taxes	601	2,127
Net income	$915	$3,076

Basic net income per share	$0.03	$0.10

Diluted net income per share	$0.03	$0.10

Shares used in computing basic
net income per share	28,263	29,535
Shares used in computing diluted
net income per share	28,774	30,724

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash	$24,872	$22,909
Accounts and note receivable, net	43,654	47,584
Prepaid expenses	1,161	1,374
Other current assets	2,524	3,157
Total current assets	72,211	75,024
Net property and equipment	1,925	2,345
Net goodwill	104,178	104,178
Net intangible assets	10,424	11,456
Other non-current assets	1,456	1,244
Total assets	$190,194	$194,247

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,098	$4,509
Other current liabilities	10,010	14,339
Total current liabilities	14,108	18,848
Other non-current liabilities	640	581
Total liabilities	14,748	19,429

Stockholders' equity:
Common stock	31	30
Additional paid-in capital	200,198	197,653
Accumulated other comprehensive loss	(413)	(338)
Treasury stock	(11,937)	(9,179)
Accumulated deficit	(12,433)	(13,348)
Total stockholders' equity	175,446	174,818
Total liabilities and stockholders' equity	$190,194	$194,247

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDA, net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. Perficient’s management excludes these non-operating charges when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of Perficient. Accordingly, management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand Perficient’s financial performance in comparison to historical periods. In addition, it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation
Perficient incurs stock-based compensation expense under Statement of Financial Accounting Standards No. 123R (As Amended), Share Based Payment (“SFAS 123R”). Perficient excludes this item for the purposes of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. The exclusion of stock-based compensation from the non-GAAP measures also allows a consistent comparison of Perficient’s relative historical financial performance, since the method for accounting for stock-based compensation changed at the beginning of fiscal year 2006 when Perficient adopted SFAS 123R. Finally, Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, primarily related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating non-GAAP EBITDA, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except net income per share)

	Three Months Ended March 31,
	2009	2008
GAAP Net Income	$915	$3,076
Additions:
Provision for income taxes	601	2,127
Amortization	1,111	1,217
Stock compensation	2,463	2,306
Non-GAAP Adjusted Net Income Before Tax	5,090	8,726
Income tax for non-GAAP items (1)	(2,061)	(3,499)
Non-GAAP Net Income	$3,029	$5,227

GAAP Net Income Per Share (diluted)	$0.03	$0.10
Non-GAAP Net Income Per Share (diluted)	$0.11	$0.17
Shares used in computing net income per share (diluted)	28,774	30,724

(1) The estimated non-GAAP effective tax rate of 40.5% and 40.1% for the three months ended March 31, 2009 and 2008, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2009	2008
GAAP Net Income	$915	$3,076
Additions:
Provision for income taxes	601	2,127
Other income	(176)	(48)
Interest income, net of expense	(98)	(108)
Amortization	1,111	1,217
Depreciation	475	538
EBITDA (1)	$2,828	$6,802

(1) EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.